EXHIBIT 10.40

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT is made as of the 9th day of November, 2006 by and between MONTGOMERY STRATEGIC PARTNERS, LLC (the "Consultant"), and PERFORMANCE HEALTH TECHNOLOGIES, INC., a Delaware corporation (collectively with its affiliates the "Company").

                                    RECITALS:

         WHEREAS, the Company wishes to engage the Consultant to render consulting services to the Company regarding financial and regulatory matters and potential strategic relationships and alliances in the healthcare and rehabilitation industry and the Consultant wishes to render such services, all as provided below.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement, and of other consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

                                    ARTICLE 1

                               CONSULTING SERVICES

1.1      CONSULTING SERVICES

         (a) For the 24-month period commencing on the date of this Agreement (the "Effective Date"), the Consultant shall provide the Company with such regular and customary advice regarding financial and regulatory matters and potential strategic relationships and alliances in the healthcare and rehabilitation industry as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the advisory services contemplated by this Agreement. It is understood and acknowledged by the Parties that the value of the Consultant's advice is not readily quantifiable, and that the Consultant shall be obligated to render advice upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in so doing. The Consultant's duties may include, but will not necessarily be limited to, providing recommendations concerning the following matters:

         1. Arranging, on behalf of the Company, at appropriate times, meetings with individuals and representatives of companies in the healthcare and rehabilitation industry;

         2. Disseminating information about the Company to the healthcare and rehabilitation industry at large; and

         3. Rendering advice and assistance in connection with the preparation of reports or other communications to the healthcare and rehabilitation industry.


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         (b)      In addition to the foregoing, the Consultant agrees to furnish advice to the Company as reasonably requested by the Company, in connection with joint venture or other strategic partnership or alliances with other media or financial companies or institutions, or any other similar transaction.

         (c) The Consultant shall render such other advisory services as may from time to time be agreed upon by the Consultant and the Company.

1.2      INFORMATION

         In connection with Consultant's activities on the Company's behalf, the Company will cooperate with Consultant and will furnish Consultant with all information and data concerning the Company which Consultant reasonably believes appropriate to the performance of services contemplated by this Agreement (all such information so furnished being the "Information") and will provide Consultant with reasonable access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company recognizes and confirms that Consultant (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement, without having independently verified same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) will not make an independent appraisal of any of the Company's assets. The Information to be furnished by the Company, when delivered, will be, to the best of the Company's knowledge, true and correct in all material respects and will not contain any material misstatements of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Consultant if it learns of any material inaccuracy or misstatement in, or material omission from any information thereto delivered to Agent. Consultant agrees to keep the Information confidential and only to release the Information with the consent of the Company. Upon termination of this Agreement for whatever reason, Consultant will return the Information (without keeping any copies thereof) forthwith on demand by the Company. Consultant on its part represents, warrants, and agrees that it has complied, and at all times while it is performing services under this Agreement it will comply, with all laws, rules, and regulations applicable to it in connection with the services it performs under this Agreement.

1.3      COMPENSATION

         In consideration for the services to be rendered by the Consultant to the Company pursuant to this Agreement, the Company shall issue to the Consultant, upon approval by the Company's Board of Directors, a non-qualified stock option (the "Options") to purchase up to 290,000 shares of the Company's restricted common stock, of which the right to acquire 145,000 shares shall vest on December 31, 2006 and the remaining 145,000 shares shall vest on December 31, 2007. The Options shall be exercisable for a period of ten years, shall have an exercise price equal to $0.25 per share and shall contain such other standard terms and conditions as other non-qualified stock options issued by the Company pursuant to the Company's stock incentive plan currently in effect. In addition, the Company shall reimburse the Consultant for all reasonable out-of-pocket expenses in connection with the Consultant's rendering of services under this Agreement.


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                                    ARTICLE 2

                                 REPRESENTATOINS

2.1      COMPANY REPRESENTATIONS

         The Company has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

2.2      CONSULTANT REPRESENTATIONS

         (a) Consultant has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of Consultant and has been duly executed and delivered by Consultant and constitutes a legal, valid and binding agreement of Consultant, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

         (b) The Consultant acknowledges and represents that it is experienced in evaluating and investing in speculative, high risk and start-up companies and companies similar to the Company. The Consultant acknowledges and represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Options and the shares of common stock issuable thereunder (the "Option Shares"). The Consultant acknowledges and represents that it is able to fend for itself and can bear the economic risk of an investment in the Options and the Option Shares.

         (c) The Consultant further acknowledges and represents that it has (A) reviewed the Company's Executive Summary dated December 2005 and (B) been afforded, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information necessary or desirable to enable the Consultant to make an informed investment decision with respect to the purchase of the Options and the Option Shares, and that it has received any such information that it has requested.

         (d) The Consultant further acknowledges and represents that (A) the Consultant is an "accredited investor" as that term is defined in Rule 401(a) of Regulation D; (B) the Consultant is acquiring the Option and the Option Shares for investment purposes only, and is not acquiring the Option or the Option Shares for the purpose of sale or distribution; and (C) the Consultant understands that the Option and the Option Shares are not registered under the 1933 Act and cannot be sold or otherwise disposed of except in compliance with the 1933 Act or in reliance upon an exemption from the 1933 Act and that the certificate(s) representing the Option Shares shall bear a legend in substantially the following form:


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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION, OR, IF IN THE OPINION OF COMPANY COUNSEL, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS IN FACT APPLICABLE TO SAID SHARES.

                                    ARTICLE 3

                                 INDEMNIFICATION

3.1      INDEMNIFICATION

         The Company agrees to indemnify and hold harmless Consultant, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Consultant is a party)), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with Consultant's acting for the Company, including, without limitation, any act or omission by Consultant in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement, or otherwise arising from this Agreement; PROVIDED, HOWEVER, that such indemnity agreement shall not apply to any portion of any such loss, claim, damage, liability, obligation, penalty, judgment, award, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from the negligence, gross negligence or willful misconduct of Consultant, in which case Consultant shall indemnify the Company to the same extent as set forth herein with respect to the Company's indemnification obligations to the Consultant.

         These Indemnification provisions shall be in addition to any liability which a party may otherwise have to the other party or the persons indemnified below in this sentence and shall extend to the following: the parties and their respective affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities law). All references to a party in these indemnification provisions shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding or investigation is commenced, as to which a party proposes to demand indemnification, it shall notify the other party with reasonable promptness; PROVIDED, HOWEVER, that the indemnifying party shall be relieved from its obligations hereunder to the extent a failure by the indemnified party to notify the indemnifying party with reasonable promptness results in a significant increase in the indemnifying party's obligations hereunder. The indemnified party shall have the right to retain counsel of its own choice to represent it, which counsel shall be reasonably acceptable to the


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indemnifying party, and the indemnifying party shall pay the reasonable fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the indemnifying party and any counsel designated by the indemnifying party. The indemnifying party shall be liable for any settlement of any claim against the indemnified party made with the indemnifying party's written consent, which consent shall not be unreasonably withheld. The indemnifying party shall not, without prior written consent of the indemnified party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a condition or term thereof, the giving by the claimant to the indemnified party of an unconditional and irrevocable release from all liability in respect of such claim.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one had, and Consultant, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, award, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Consultant, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Consultant shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Consultant pursuant to the Agreement nor shall the Company be obligated to contribute any amount hereunder that exceeds the amount of the net proceeds received by Company from transactions consummated with the advise or other services of the Consultant as contemplated by this Agreement.

         Neither termination nor completion of the engagement of Consultant referred to the above shall affect these indemnification provisions which shall continue to remain operative and in full force and effect.

                                    ARTICLE 4

                                     GENERAL

4.1             INTERPRETATION AND ENFORCEMENT

         (a) The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.


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         (b) Each of the Company and Consultant (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Consultant hereby certify that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further, each of the Company and Consultant acknowledges that each party has been induced to enter this Agreement by, inter alia, the provisions of this Section.

         (c) If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

         (d) This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

         (e) This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that with respect to the services to be rendered by Consultant, Consultant is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement and the retention of Consultant hereunder, all of which are hereby expressly waived. The Company also agrees that Consultant shall not have any liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any act or omission of Consultant, whether direct or indirect, in contract, tort or otherwise) to the Company or to any person (including, without limitation, equity holders and creditors of the Company) claiming through the Company for or in connection with the engagement of Consultant, this Agreement and the transactions contemplated hereby, except for liabilities which arise as a result of the gross negligence or willful misconduct of Consultant. The Company acknowledges that Consultant was induced to enter into this Agreement by, INTER ALIA, the provisions of this Section.

4.2      APPLICABLE LAW

         The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be fully performed therein (excluding such state's conflicts of laws rules).

4.3      COUNTERPARTS

         This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one Agreement.


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         IN WITNESS OF their agreement, the parties have duly executed this
Agreement as of the date first written above.



                              MONTGOMERY STRATEGIC PARTNERS, LLC



                              By:
                                     -------------------------------------------
                                     Donna Cortina
                                     Manager

                              PERFORMANCE HEALTH TECHNOLOGIES, INC.



                              By:
                                     -------------------------------------------
                                       Robert D. Prunetti
                                       Chief Executive Officer and President




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